EXHIBIT 10.27

STOCK OPTION AGREEMENT AMENDMENT NO. 2
(Replacement Amendment)

        This Stock Option Agreement Amendment No. 2 is dated October 23, 2002, but is effective as of June 25, 2002 by and between Wilshire Financial Services Group Inc. (the "Company") and Jay H. Memmott (the "Optionee"), with reference to the following facts:

        A. The Company and the Optionee have entered into certain stock option agreements dated as of September 29, 2000 and October 2, 2001, pursuant to which the Company has granted to the Optionee options to purchase certain shares of the common stock of the Company.

        B. The Company and the Optionee desire to amend the stock option agreements in the manner set forth below.

        NOW THEREFORE, the Company and the Optionee hereby amend the stock option agreements as follows:

        1. Section 1.3.2 of each stock option agreement is hereby amended to provide in its entirety, as follows:

“1.3.2 Notwithstanding anything to the contrary in Section 1.3.1 hereof, upon the occurrence of a Change in Control of the Company, as defined in the Plan or a change in control of Wilshire Credit Corporation (“WCC”) as described below, the unvested portion of this option shall immediately vest and become exercisable.

For purposes of this amendment, a “change-in-control” of WCC will be deemed to occur if, and only if, any “Person” or “Group” (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder), other than the Company or any of its subsidiaries, is or becomes the “Beneficial Owner” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the WCC Business Entity. “WCC Business Entity” shall mean, at any time, the principal corporation, limited liability company or other entity that is then engaged in the specialty mortgage servicing and related business activities in which WCC is currently engaged, which entity may be (i) WCC, (ii) any entity resulting from a merger, consolidation, reorganization or other similar transaction involving WCC or a successor entity thereto, or (iii) any entity that has succeeded to the business of WCC through the sale, transfer, contribution or other disposition of all or substantially all of the assets of WCC or a successor entity thereto.

        2. In all other respects the terms and provisions of the stock option agreements are hereby ratified and declared to be in full force and effect.

        3. This Replacement Amendment amends in its entirety and supersedes the prior Stock Option Agreement Amendment No. 2 dated as of June 25, 2002.

Wilshire Financial Services Group Inc.

By: _______________________________________
Name: Stephen P. Glennon
Title: Chief Executive Officer

____________________________________________
Jay H. Memmott